EXHIBIT 7.01

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated:  May 30, 2008

/s/ Cornelis J.M. Borst
BAUKE BAKHUIZEN, by Cornelis J.M. Borst, Attorney-in-Fact

/s/ Cornelis J.M. Borst
CORNELIS J.M. BORST

BOVER B.V.

By:	/s/ Cornelis J.M. Borst
	Name:	Cornelis J.M. Borst
	Title:	Managing Director

/s/ Cornelis J.M. Borst
BENNO J.G. DE LEEUW, by Cornelis J.M. Borst, Attorney-in-Fact

BENNO DE LEEUW HOLDING B.V.

By:	/s/ Cornelis J.M. Borst
	Name:	Cornelis J.M. Borst
	Title:	Attorney-in-Fact

/s/ Cornelis J.M. Borst
ROBERT L.O. DU CHATENIER, by Cornelis J.M. Borst, Attorney-in-Fact

CHADMIN B.V.

By:	/s/ Cornelis J.M. Borst
	Name:	Cornelis J.M. Borst
	Title:	Attorney-in-Fact

/s/ Cornelis J.M. Borst
J.F.G.M. HEERSCHAP, by Cornelis J.M. Borst, Attorney-in-Fact

/s/ Cornelis J.M. Borst
CORNELIS L.M. MEEUWIS, by Cornelis J.M. Borst, Attorney-in-Fact

DREAMWEAVER B.V.

By:	/s/ Cornelis J.M. Borst
	Name:	Cornelis J.M. Borst
	Title:	Attorney-in-Fact

/s/ Cornelis J.M. Borst
JOHANNES C.L. MOL, by Cornelis J.M. Borst, Attorney-in-Fact

GREEN DESERT N.V.

By:	/s/ Cornelis J.M. Borst
	Name:	Cornelis J.M. Borst
	Title:	Attorney-in-Fact

/s/ Cornelis J.M. Borst
WALTER J.M. VAN DER MEE, by Cornelis J.M. Borst, Attorney-in-Fact